                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 1 TO
                                    FORM 8-K


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         Date of report (date of earliest event reported): May 31, 1996


                              DLB OIL & GAS, INC.
             (Exact name of registrant as specified in its charter)


                                    OKLAHOMA
         (State or other jurisdiction of incorporation or organization)


        0-26484                                          73-1358299
(Commission File Number)                    (I.R.S. Employer Identification No.)

      1601 N.W. EXPRESSWAY, SUITE 700
         OKLAHOMA CITY, OKLAHOMA                          73118-1401
 (Address of principal executive offices)                 (Zip Code)

        Registrant's telephone number, including area code: 405-848-8808

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

          Previously filed under Form 8-K dated May 31, 1996.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA CONSOLIDATED FINANCIAL INFORMATION AND EXHIBITS


     (a)  Financial Statements of Amerada Hess Properties

          Independent Auditors' Report

          Statements of Revenues and Direct Operating Expenses, Years Ended December 31, 1993, 1994 and 1995 and the Three Months Ended March 31, 1996 (Unaudited)

          Notes to Statements of Revenues and Direct Operating Expenses

     (b)  Pro Forma Consolidated Financial Information - DLB Oil & Gas, Inc.

          Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 1996

          Unaudited Pro Forma Consolidated Statements of Operations, Year Ended December 31, 1995 and the Three Months Ended March 31, 1996

          Notes to Unaudited Pro Forma Consolidated Financial Statements

     (c)  Exhibits

           2.0 Agreement for Purchase and Sale dated April 16, 1996, between Amerada Hess Corporation and DLB Oil & Gas, Inc. (the "Agreement for Purchase and Sale") *

           2.1 Letter agreement amending Agreement for Purchase and Sale dated May 7, 1996.*

           2.2 Letter agreement amending Agreement for Purchase and Sale dated May 31, 1996.*

          99.5  Press release dated June 3, 1996.*

- ----------------------

            *    Previously filed under Form 8-K dated May 31, 1996.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

                                       DLB Oil & Gas, Inc.



                                            /s/  Mike Liddell
                                       -------------------------------------
                                       Mike Liddell, Chief Executive Officer

Date:  August 12, 1996

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors

DLB Oil & Gas, Inc.:



We have audited the accompanying statements of revenues and direct operating expenses of the Amerada Hess Properties (as defined in note 1) for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the DLB's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements of revenues and direct operating expenses were prepared for the purpose of complying with the rules and regulation of the Securities and Exchange Commission and exclude material expenses, described in note 1 of the financial statements, that would not be comparable to those resulting from the proposed future operations of the properties.

In our opinion, the statements of revenues and direct operating expenses referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Amerada Hess Properties for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.





                                                          KPMG Peat Marwick LLP



Oklahoma City, Oklahoma

July 9, 1996

                            AMERADA HESS PROPERTIES
                             (AS DEFINED IN NOTE 1)

              STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES


                                                        YEAR ENDED DECEMBER 31,                      THREE
                                              --------------------------------------------        MONTHS ENDED
                                                   1993           1994           1995            MARCH 31, 1996
                                              ------------    ------------    ------------       ---------------
Revenues:                                                                                          (UNAUDITED)

  Natural gas sales                           $  7,483,777    $  5,952,447    $  4,757,497       $  1,543,202
  Oil sales                                      5,499,451       4,991,422       4,970,264          1,353,420
                                              ------------    ------------    ------------       ------------
   Total revenues                               12,983,228      10,943,869       9,727,761          2,896,622

Direct operating expenses:
  Lease operating                                5,377,846       4,458,140       4,396,577          1,032,466
                                              ------------    ------------    ------------       ------------
Revenues in excess of direct
  operating expenses                          $  7,605,382    $  6,485,729    $  5,331,184       $  1,864,156
                                              ============    ============    ============       ============


See accompanying notes to financial statements

                            AMERADA HESS PROPERTIES

         NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

              DECEMBER 31, 1993, 1994 AND 1995 AND MARCH 31, 1996



1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

     The accompanying statements present the historical revenues and direct operating expenses relating to working and royalty interests in certain Oklahoma oil and natural gas producing properties which were purchased by DLB Oil & Gas, Inc. (the "Company") from Amerada Hess Corporation (Amerada Hess). Collectively, these properties are hereafter referred to as the "Amerada Hess Properties". The accompanying statements have been prepared using the accrual basis of accounting for the purpose of complying with certain rules and regulations of the Securities and Exchange Commission ("the SEC") and present the revenues and direct operating expenses relating to the working and royalty interests in the Amerada Hess Properties which were acquired by the Company. All adjustments (all of which are normal and recurring) have been made which are necessary to fairly state the revenues and direct operating expenses of the Amerada Hess Properties for the three months ended March 31, 1996.

     General and administrative expenses and other indirect expenses related to the property interests are not included, as the amounts cannot be readily determined or specifically allocated to the property interests. The accompanying statements do not reflect provisions for depreciation, depletion and amortization, as the amounts cannot be determined and since the acquisition of the properties has been accounted for utilizing the purchase method.

Use of Estimates

     Management of the Company has made a number of estimates and assumptions relating to the reporting of revenues and direct operating expenses to prepare these statements of revenues and direct operating expenses of the Amerada Hess Properties in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

Gas Balancing

     During the course of normal operations, joint interest owners of natural gas reservoirs may take more or less than their ownership share of the natural gas volumes produced. The volumetric imbalances are monitored over the lives of the wells' production capability. If an imbalance exists at the time the wells' reserves are depleted, cash settlements are made among the joint interest owners under a variety of arrangements.

     For the Amerada Hess Properties, the sales method of accounting for natural gas imbalances is used. Revenue is not recognized if excess takes of natural gas volumes for the Amerada Hess Properties exceed their estimated remaining recoverable reserves. No receivables are recorded for those wells where the Amerada Hess Properties have been credited with less than their actual share of natural gas production.

Income Taxes

     Oil and natural gas property interests are not taxpaying entities. Taxable income, if any, arising from the operations of such properties accrues to the property interest owner. Accordingly, no provision for income taxes has been reflected in the accompanying statements.

Subsequent Events

     An interest owner in the Amerada Hess Properties filed a lawsuit against Amerada Hess and the Company for denying the interest owner's election of preferential purchase rights on certain leases included in the Amerada Hess Properties. The interest owner is seeking performance of its election to purchase the properties. Amerada Hess and the Company have asserted that the interest owner's election to exercise its preferential rights was not valid.

     If the Company is unsuccessful in defending its position on the claim asserted by the interest owner, the interest in the properties will be purchased by the interest owner, rather than the Company. The revenues associated with the properties were $302,633, $215,492, $181,250 and $54,323 for the years ended December 31, 1993, 1994 and 1995 and the three month period ended March 31, 1996. The direct operating expenses were $75,637, $59,459, $47,997 and $13,732 for the years ended December 31, 1993, 1994 and 1995 and the three month period ended March 31, 1996.

2. SUPPLEMENTAL INFORMATION ON OIL AND NATURAL GAS OPERATIONS (UNAUDITED)

     The following supplemental information regarding the oil and natural gas producing activities of the Amerada Hess Properties is presented pursuant to the disclosure requirements promulgated by the SEC and Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Production Activities".

Quantities of Oil and Natural Gas Reserves

     Set forth below is a summary of the net quantities of oil and natural gas reserves attributable to the Amerada Hess Properties purchased by the Company. The December 31, 1995 quantities were estimated by an outside engineering firm, Degoyler & MacNaughton Engineering ("D&M"). The December 31, 1992, 1993 and 1994 Amerada Hess Properties' reserves have been derived by the Company by adding reserve quantities produced during the subsequent years. In addition, in deriving the Amerada Hess Properties reserve estimates as of December 31, 1992, 1993 and 1994, the Company used production costs and the estimated sales prices as of December 31, 1995. The Company has estimated the Amerada Hess Properties reserves as of December 31, 1992, 1993 and 1994 in this manner because the actual information necessary to calculate estimated proved reserves and related information in accordance with the guidelines of the Securities and Exchange Commission as of each date is not available. The Company believes that, because of the methodology used, the Amerada Hess Properties reserve information presented is more reflective of actual reserve quantities than estimates that might have been generated as of such dates.

                                              OIL         NATURAL GAS
                                             (BBLS)          (MCF)
                                          ------------   ------------
Proved reserves as of December 31, 1992      4,108,711     33,810,920
     Production                                356,087      3,672,071
                                          ------------   ------------

Proved reserves as of December 31, 1993      3,752,624     30,138,849
     Production                                342,784      3,215,095
                                          ------------   ------------

Proved reserves as of December 31, 1994      3,409,840     26,923,754
     Production                                312,667      3,156,734
                                          ------------   ------------

Proved reserves as of December 31, 1995      3,097,173     23,767,020
                                          ============   ============

                                              OIL         NATURAL GAS
Proved developed reserves as of:             (BBLS)          (MCF)
                                          ------------   ------------
     December 31, 1993                       3,059,151     30,062,559
     December 31, 1994                       2,716,367     26,847,464
     December 31, 1995                       2,403,700     23,690,730


Standardized Measure of Discounted Future Net Cash Flows

     The following table presents the standardized measure of discounted future net cash flows related to the Amerada Hess Properties' proved oil and natural gas reserves. Future cash inflows and production and development costs as of December 31, 1992, 1993 and 1994 were estimated by the Company based on the methodology mentioned above. Future cash inflows as of December 31, 1995 were estimated by the Company by applying period-end prices of oil and natural gas to the estimated future production of proved oil and natural gas reserves estimated by D&M. Future production and development costs as of December 31, 1995 were estimated by the Company, based on actual production costs incurred during 1995 and current cost to be incurred for development of proved reserves, assuming continuation of existing economic conditions. No effect has been given to future income taxes for the same reasons specified in Note 1. The 10% annual discount is applied to reflect the timing of the future net cash flows. The standardized measure of discounted future net cash flows is the future net cash flows less the computed discounts.

                                                                   DECEMBER 31,
                                                -----------------------------------------------
                                                     1993             1994             1995
                                                -------------    -------------    -------------
Future cash inflows                             $ 121,080,000    $ 110,136,000    $ 100,408,000
Future development costs                           (1,719,000)      (1,719,000)      (1,719,000)
Future production expenses                        (43,629,000)     (39,171,000)     (34,774,000)
                                                -------------    -------------    -------------
Future net cash flows                              75,732,000       69,246,000       63,915,000
10% discount to reflect timing of cash flows      (34,900,000)     (30,817,000)     (26,974,000)
                                                -------------    -------------    -------------
Standardized measure of future net cash flows   $  40,832,000    $  38,429,000    $  36,941,000
                                                =============    =============    =============

     The net weighted average prices at December 31, 1995 used in the computation in the table above were $17.47 per barrel of oil and $1.95 per Mcf of natural gas.

Changes Relating to the Standardized Measure of Discounted Future Net Cash
Flows

     Presented below is a reconciliation of the standardized measure of discounted future net cash flows from December 31, 1992 to December 31, 1995. The beginning of the year amounts have been calculated by revising the end of the year amounts for the effects of actual net sales, price and cost changes and the accretion of the 10% discount during the year.


                                             1993            1994            1995
                                         ------------    ------------    ------------
Beginning Balance                        $ 44,034,000    $ 40,832,000    $ 38,429,000
Sales of oil and natural gas net of
   production and operating expenses       (7,605,000)     (6,486,000)     (5,331,000)
Accretion of discount                       4,403,000       4,083,000       3,843,000
                                         ------------    ------------    ------------
Ending Balance                           $ 40,832,000    $ 38,429,000    $ 36,941,000
                                         ============    ============    ============

                        PRO FORMA FINANCIAL INFORMATION



     The following pro forma consolidated balance sheet combines the accounts of the Company and the Amerada Hess Properties assuming the purchase had occurred as of March 31, 1996. The pro forma consolidated statements of operations for the year ended December 31, 1995 and the three months ended March 31, 1996 have been prepared under the assumption that the purchase had occurred as of January 1, 1995. The pro forma financial information should be read in conjunction with the notes thereto, and the statements of revenues and direct operating expenses, and related notes thereto, of the Amerada Hess Properties included elsewhere in this Form 8-K.

     The pro forma results of operations are not necessarily indicative of the Company's future operations. The effect of the Amerada Hess Properties on the pro forma results is not indicative of the future effect which is expected from such properties. The Company plans to spend approximately $6 million during 1996 and 1997 to drill exploratory and developmental wells, including infill drilling from increased wellsite density, and to perform recompletions on certain of the Amerada Hess Properties. These actions are expected to increase revenues from the Amerada Hess Properties.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 1996



                                                                   HISTORICAL         ADJUSTMENTS
                                                                      DLB               (NOTE 3)            PRO FORMA
                                                                  -----------        -------------         -----------
                                                                                      (THOUSANDS)
Assets:
       Cash and cash equivalents                                  $     9,344        $      (3,293) (a)    $     6,051
       Other current assets                                             7,086                1,795  (a)          8,881
       Property and equipment, at cost
             Oil and natural gas properties subject
               to amortization                                         64,510               28,256  (a)         92,766
             Oil and natural gas properties not subject
               to amortization                                         12,737                3,828  (a)         16,565
             Other property and equipment                               3,251                                    3,251
       Accumulated depreciation, depletion and amortization           (19,908)                                 (19,908)
       Other non current assets                                            58                                       58
                                                                  -----------        -------------         -----------

             Total assets                                         $    77,078        $      30,586         $   107,664
                                                                  ===========        =============         ===========


Liabilities:
       Current liabilities                                        $     4,001        $         586  (a)    $     4,587
       Long-term debt                                                       -               30,000  (a)         30,000
       Deferred income taxes                                           13,209                                   13,209
                                                                  -----------        -------------         -----------

             Total liabilities                                         17,210               30,586              47,796
                                                                  -----------        -------------         -----------


Shareholders' equity:
       Common stock                                                        13                                       13
       Additional paid-in capital                                      57,910                                   57,910
       Retained earnings                                                2,126                                    2,126
       Treasury stock                                                    (181)                                    (181)
                                                                  -----------        -------------         -----------

             Total shareholders' equity                                59,868                                   59,868
                                                                  -----------        -------------         -----------

             Total liabilities and shareholders' equity           $    77,078        $      30,586         $   107,664
                                                                  ===========        =============         ===========


See accompanying notes to unaudited pro forma consolidated financial statements.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995


                                                          HISTORICAL DATA
                                                ----------------------------------
                                                                      AMERADA HESS            ADJUSTMENTS
                                                    DLB                PROPERTIES              (NOTE 3)            PRO FORMA
                                                -----------           ------------           -------------        -----------
                                                                         (THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
      Oil and natural gas sales                 $    17,860           $      9,728           $                    $    27,588
                                                -----------           ------------           -------------        -----------
      Natural gas gathering processing
            and transportation, net                   3,293                                                             3,293
      Other                                             899                                                               899
                                                -----------           ------------           -------------        -----------

            Total revenues                           22,052                  9,728                                     31,780


Expenses:
      Lease operating                                 4,945                  4,397                                      9,342
      Depreciation, depletion and
            amortization                              7,368                                          3,295  (b)        10,663
      General and administrative                      1,530                                                             1,530
      Interest expense                                  485                                          2,534  (c)         3,019
                                                -----------           ------------           -------------        -----------

            Total expenses                           14,328                  4,397                   5,829             24,554
                                                -----------           ------------           -------------        -----------

Income (loss) before income taxes                     7,724                  5,331                  (5,829)             7,226
Income tax expense (benefit)                         12,900                                           (189) (d)        12,711
                                                -----------           ------------           -------------        -----------

Net income (loss)                               $    (5,176)          $      5,331           $      (5,640)       $    (5,485)
                                                ============          =============          ==============       ============

Net loss per share                              $     (0.46)                                                      $     (0.49)
                                                ============                                                      ============

Weighted average shares outstanding                  11,250                                                            11,250
                                                ============                                                      ============


See accompanying notes to unaudited pro forma consolidated financial statements.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1996


                                                     HISTORICAL DATA
                                          -------------------------------------------
                                                                      AMERADA HESS    ADJUSTMENTS
                                             DLB                      PROPERTIES        (NOTE 3)       PRO FORMA
                                          --------------           -----------------  -------------   ------------
                                                                      (THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
      Oil and natural gas sales            $     4,481           $     2,897          $                $      7,378
      Other                                        273                                                          273
                                          ------------           -----------          ---------        ------------

            Total revenues                       4,754                 2,897                                  7,651


Expenses:
      Lease operating                            1,211                 1,032                                  2,243
      Depreciation, depletion and
            amortization                         1,794                                      700  (b)          2,494
      General and administrative                   727                                                          727
      Interest                                       -                                      447  (c)            447
      Loss on sale of assets                       208                                                          208
                                          ------------           -----------          ---------        ------------

            Total expenses                       3,940                 1,032              1,147               6,119
                                          ------------           -----------          ---------        ------------

Income (loss) before income taxes                  814                 1,865             (1,147)              1,532
Income tax expense                                 309                                      273  (d)            582
                                          ------------           -----------          ---------        ------------

Net income (loss)                         $        505           $     1,865          $  (1,420)       $        950
                                          =============          ===========          =========        ============

Net income per share                      $       0.04                                                 $       0.07
                                          =============                                                ============

Weighted average shares outstanding             12,988                                                       12,988
                                          =============                                                ============


See accompanying notes to unaudited pro forma consolidated financial statements.

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

                              FINANCIAL STATEMENTS

                      DECEMBER 31, 1995 AND MARCH 31, 1996


1.   BASIS OF PRESENTATION

     The accompanying unaudited pro forma consolidated financial information is presented to reflect the Company's purchase of the Amerada Hess Properties as described elsewhere herein. The unaudited pro forma consolidated balance sheet is presented as if the purchase occurred on March 31, 1996. The unaudited pro forma consolidated statements of operations for the year ended December 31, 1995 and the three months ended March 31, 1996 are presented as if the purchase occurred as of January 1, 1995.

         The accompanying unaudited pro forma consolidated financial information has been prepared based on estimates and assumptions deemed appropriate by the Company and does not purport to be indicative of the financial position or results of operations which would actually have been obtained if the purchase had occurred as presented in such statements, or which may be obtained in the future. In addition, future results may vary significantly from those reflected in the pro forma consolidated statements due to normal oil and natural gas production variations, price changes, future acquisitions and other factors, including the Company's drilling and developmental plans for the Amerada Hess Properties.

2.   METHOD OF ACCOUNTING FOR THE PURCHASE

     The assets acquired have been accounted for at their estimated "fair values" as required by the purchase method of accounting for business combinations. The purchase price has been allocated to individual assets acquired based on the Company's estimates of such assets' relative value.

3.   PRO FORMA ADJUSTMENTS

     (a) The accompanying pro forma consolidated balance sheet includes the adjustment to reflect the purchase of the Amerada Hess Properties from the seller for $33.3 million using cash on hand of approximately $3.3 million and $30.0 million of borrowings from existing credit lines which mature on December 31, 1999.

          In addition, as a result of the acquisition, approximately $1.8 million of current assets were recognized which comprises net oil and natural gas revenue receivables of $1.1 million and $0.7 million of receivables related to the election of preferential purchase rights, by working interest owners owning an interest in the Amerada Hess Properties, subsequent to closing. In addition, $0.4 million of costs payable to third parties related to the acquisition were capitalized as oil and natural gas property costs. These costs were incurred subsequent to March 31, 1996 and therefore are shown on the pro forma balance sheet as an addition to current liabilities.

     The accompanying pro forma consolidated statements of operations include the following adjustments:

     (b) To adjust depreciation, depletion and amortization ("DD&A") for the effect of adding the production from the Amerada Hess Properties. The Company's actual rates of DD&A per equivalent barrel ("Boe") produced were $5.52 per Boe for the year 1995 and $5.76 per Boe for the first three months of 1996. Rates on a pro forma basis after including the Amerada Hess Properties, were $4.87 per BOE for 1995 and the first three months of 1996.

     (c) To record interest expense, due to the amounts borrowed to partially fund the acquisition.

     (d) To adjust income tax expense for the effect of the additional revenues and expenses resulting from the purchase of the Amerada Hess Properties.

4.   SUBSEQUENT EVENTS

     An interest owner in the Amerada Hess Properties filed a lawsuit against Amerada Hess and the Company for denying the interest owner's election of preferential purchase rights on certain leases included in the Amerada Hess Properties. The interest owner is seeking performance of its election to purchase the properties. Amerada Hess and the Company have asserted that the interest owner's election to exercise its preferential rights was not made on a timely basis and is, therefore, not valid.

     If the Company is unsuccessful in defending its position on the claim asserted by the interest owner, DLB would receive an additional $2.4 million from the interest owner of the leases. The Company would also be required to reimburse the interest owner for revenues received on the respective leases, net of production costs. The Company does not anticipate that this legal action would significantly impact its financial position, liquidity, or results of operations.

5.   SUPPLEMENTAL PRO FORMA INFORMATION ON OIL AND NATURAL GAS OPERATIONS

     The following pro forma supplemental information regarding oil and natural gas activities is presented pursuant to the disclosure requirements promulgated by the SEC and Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities."

Quantities of Oil and Natural Gas Reserves

     Set forth below is a pro forma summary of the changes in the net quantities of oil and natural gas reserves for the year ended December 31, 1995, as estimated by independent petroleum consultants and in-house engineers, assuming the purchase of the Amerada Hess Properties was consummated as of January 1, 1995.

                                                        OIL        NATURAL GAS
                                                       (BBLS)          (MCF)
                                                    -----------    -----------
Proved reserves as of December 31, 1994               4,846,000     26,377,000
          Purchase of the Amerada Hess Properties     3,410,000     26,924,000
          Extensions and discoveries                    521,000      9,454,000
          Purchase of reserves                          130,000        803,000
          Revisions of previous estimates              (171,000)    (4,969,000)
          Production                                 (1,021,000)    (6,179,000)
                                                    -----------    -----------
Proved reserves as of December 31, 1995               7,715,000     52,410,000
                                                    ===========    ===========

Proved developed reserves as of December 31, 1995     6,450,000     50,096,000
                                                    ===========    ===========


Standardized Measure of Discounted Future Net Cash Flows

     The accompanying table reflects the pro forma standardized measure of discounted future net cash flows relating to the Company's interests in proved oil and natural gas reserves as of December 31, 1995, assuming consummation of the purchase of the Amerada Hess Properties as of December 31, 1995:


Future cash inflows                                        $ 244,477,000
Future costs:
      Development                                             (8,955,000)
      Production                                             (77,268,000)
Future income tax expense                                    (39,361,000)
                                                           -------------
Future net cash flows                                        118,893,000
10% discount to reflect timing of cash flows                 (45,277,000)
                                                           -------------
Standardized measure of discounted future net cash flows   $  73,616,000
                                                           =============
Discounted future net cash flows before income taxes       $  98,443,000
                                                           =============

     Future cash inflows are computed by applying year-end prices of oil and natural gas relating to the year-end pro forma quantities of those reserves. Future development and production costs are computed by independent petroleum consultants and in-house engineers by estimating the expenditures to be incurred in developing and producing proved oil and natural gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions.

     Future income tax expenses are computed by applying the appropriate statutory tax rates to the future pro forma pretax net cash flows relating to proved reserves, net of the tax basis of the properties involved. The future income tax expenses give effect to permanent differences and tax credits, but do not reflect the impact of continuing operations.


Changes Relating to the Standardized Measure of Discounted Future Net Cash Flows

     Principal changes in the pro forma standardized measure of discounted future net cash flows attributable to proved reserves for the year ended December 31, 1995 is as follows, assuming consummation of the purchase of the Amerada Hess Properties as of January 1, 1995:

Balance as of December 31, 1994                                 $    45,417,000
Purchase of Amerada Hess Properties                                  30,275,000
Sales of oil and gas, net of production costs                       (18,246,000)
Net changes in prices and production costs                            4,787,000
Extensions, discoveries, and improved recovery,
     net of future development costs                                  9,654,000
Purchase of reserves                                                  1,617,000
Development costs incurred during the period
     which reduced future development costs                           1,993,000
Revisions of quantity estimates                                      (8,339,000)
Accretion of discount                                                10,231,000
Net change in income taxes                                             (313,000)
Other, primarily changes in timing                                   (3,460,000)
                                                                ---------------
Balance as of December 31, 1995                                 $    73,616,000
                                                                ===============